EXHIBIT 99.1



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1997

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________



                 Commission File Number 1-1430



          A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                    REYNOLDS METALS COMPANY
                  SAVINGS AND INVESTMENT PLAN
                     FOR SALARIED EMPLOYEES


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003

                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors...........................    F-1

Audited Financial Statements

 Statements of Net Assets Available for
   Plan Benefits, with Fund Information..................    F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information..............    F-4
 Notes to Financial Statements...........................    F-5


EXHIBITS

 Exhibit A  Consent of Independent Auditors

                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY
                              SAVINGS AND INVESTMENT PLAN
                              FOR SALARIED EMPLOYEES



                              By: /s/ F. Robert Newman
                                  ---------------------------------
                                   F. Robert Newman
                                   Vice President, Human Resources
                                   Reynolds Metals Company and
                                   Member, Savings and Investment
                                   Plan Committee




DATE:  June 24, 1998

      Report of Ernst & Young LLP, Independent Auditors


Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company
Savings and Investment Plan for Salaried Employees as of
December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the management of Reynolds Metals
Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                     /s/ ERNST & YOUNG LLP
Richmond, Virginia
June 19, 1998

                                             Reynolds Metals Company
                             Savings and Investment Plan for Salaried Employees

                  Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                December 31, 1997

                                              (Dollars in Thousands)

                                                                        Fund Information
                                       ---------------------------------------------------------------------------------
                                                                                                                 Non-
                                                                                                             Participant
                                                                  Participant Directed                        Directed
                                       ---------------------------------------------------------------------------------
                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization          Reynolds
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan    Stock
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund    Fund       Total
                                       --------------------------------------------------------------------------------------------
Assets
Investment in Master Trust             $76,209    $95,078     $33,492    $92,267   $8,097    $23,919  $10,405  $106,153   $445,620
Accrued income                             431          -           -          -        -          -        -       601      1,032
Contributions receivable                   208         62         126        260       54         11        -       355      1,076
                                       --------------------------------------------------------------------------------------------
Net assets available for plan benefits $76,848    $95,140     $33,618    $92,527   $8,151    $23,930  $10,405  $107,109   $447,728
                                       ============================================================================================

See accompanying notes.

                                                    Reynolds Metals Company
                                     Savings and Investment Plan for Salaried Employees

                         Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                      December 31, 1996

                                                    (Dollars in Thousands)

                                                                        Fund Information
                                       ---------------------------------------------------------------------------------
                                                                                                                 Non-
                                                                                                             Participant
                                                                  Participant Directed                        Directed
                                       ---------------------------------------------------------------------------------
                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization          Reynolds
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan    Stock
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund    Fund       Total
                                       ---------------------------------------------------------------------------------------------
Assets
Investment in Master Trust               $55,482   $71,995    $27,906   $ 98,504   $7,401    $15,271  $11,327   $103,780   $391,666
Accrued income                               340         -          -          -        -          -        -        637        977
Contributions receivable                     107       202        177        137       39         95        -        146        903
Receivable from Executive Life Insurance
 Company                                       -         -          -      2,565        -          -        -          -      2,565
                                       ---------------------------------------------------------------------------------------------
Total assets                              55,929    72,197     28,083    101,206    7,440     15,366   11,327    104,563    396,111

Liabilities
Payable to Reynolds Metals Company             -         -          -      2,565        -          -        -          -      2,565
                                        --------------------------------------------------------------------------------------------
Net assets available for plan benefits   $55,929   $72,197    $28,083   $ 98,641   $7,440    $15,366  $11,327   $104,563   $393,546
                                        ============================================================================================
See accompanying notes.

                                                     Reynolds Metals Company
                                         Savings and Investment Plan for Salaried Employees

                         Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                         Year Ended December 31, 1997

                                                            (Dollars in Thousands)

                                                                        Fund Information
                                       ---------------------------------------------------------------------------------
                                                                                                                 Non-
                                                                                                             Participant
                                                                  Participant Directed                        Directed
                                       ---------------------------------------------------------------------------------
                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization          Reynolds
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan    Stock
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund    Fund       Total
                                       ---------------------------------------------------------------------------------------------
Additions to net assets:
 Net Investment gain from Master Trust
   (Note 3):                           $ 4,535    $24,006     $ 5,927    $ 6,916    $  221   $ 4,984  $   944  $  9,496   $ 57,029

Contributions:
 Employer                                    -          -           -          -         -         -        -     6,983      6,983
 Employee                                3,588      6,771       3,219      4,371     1,283     2,660        -         -     21,892
                                       ---------------------------------------------------------------------------------------------
                                         3,588      6,771       3,219      4,371     1,283     2,660        -     6,983     28,875

Assets transferred from other plans     11,357          -           -          -         -         -        -         -     11,357
                                       ---------------------------------------------------------------------------------------------
Total Additions                         19,480     30,777       9,146     11,287     1,504     7,644      944    16,479     97,261

Deductions from net assets:
 Withdrawals by participants             5,861      6,768       2,287     10,916       722     1,375      788    12,688     41,405
 Assets transferred to other plans           -        299          78        452        24        30      106       685      1,674
                                       ---------------------------------------------------------------------------------------------
Total Deductions                         5,861      7,067       2,365     11,368       746     1,405      894    13,373     43,079

Interfund transfers                      7,300       (767)     (1,246)    (6,033)      (47)    2,325     (972)     (560)         -
                                       ---------------------------------------------------------------------------------------------

Net increase (decrease)                 20,919     22,943       5,535     (6,114)      711     8,564     (922)    2,546     54,182

Net assets available for plan benefits:
 Beginning of year                      55,929     72,197      28,083     98,641     7,440    15,366   11,327   104,563    393,546
                                       ---------------------------------------------------------------------------------------------
 End of year                           $76,848    $95,140     $33,618    $92,527    $8,151   $23,930  $10,405  $107,109   $447,728
                                       =============================================================================================
See accompanying notes.

                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

                Notes to Financial Statements
                   (Dollars in Thousands)

                      December 31, 1997


1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company
Savings and Investment Plan for Salaried Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2. Summary of Significant Plan Provisions

Reynolds Metals Company (the "Company") established the Plan effective July 1, 1978, covering salaried employees of the Company and certain of its subsidiaries and affiliates. The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.


Plan participation is available to eligible employees who have completed 30 days of service and is voluntary. A participant is entitled to make payroll contributions to the Plan in specified amounts ranging from 1% to 16% of compensation in 1% increments.

                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



2. Summary of Significant Plan Provisions (continued)

The Company contributes an amount equal to 50% of each participating employee's payroll contributions up to 6% of compensation. The Company may also contribute up to an additional 50% of each participating employee's payroll contributions up to 6% of compensation. The Company did not elect to make an additional matching contribution for 1997 or 1996.

Participants may contribute 1% to 16% (in 1% increments) of any profit sharing award or gainsharing payment received.
Such contributions are not matched by the Company.

Participants may elect to make their contributions on a before or after tax basis or a combination thereof. Company matching contributions are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants in the Plan are fully vested in their account balances. Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

The Company is the Plan adminstrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.

3. Commingled Master Trust Investments

As of January 1, 1996, all of the assets of the Plan were transferred into a Master Trust under a Master Trust
Agreement between Reynolds Metals Company and The Northern
Trust Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries. All the investments of the Plan were held in the Master Trust as of December 31, 1997 and 1996.
Net assets and net investment gains from the Master Trust are allocated to participating plans based on the aggregate account balances of individual participants in each plan.

                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

Substantially all of the assets held in the Diversified Equities Fund and the Balanced Investment Fund are invested in the Vanguard Institutional Index Fund and the Vanguard STAR Fund, respectively. These are no-load mutual funds held and managed by The Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively. These are no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

The assets held in the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at a fixed rate of return and structured investment contracts ("SICs") with various insurance companies and banks.
SICs represent a diversified portfolio of high grade investments held in the name of the Plan in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return
(based on the investment experience and reset quarterly) on the cost of the portfolio. GICs and SICs generally provide for the full repayment of principal and interest. Upon the occurrence of certain events (including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than its book value, may be repaid (a "Market Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The annual rate of return on these contracts during 1997 and 1996 was approximately 6.3% and 6.4%, respectively. The current yield on December 31, 1997 was 6.4% (6.4% on December 31, 1996). The fair value of the Plan's GICs approximates contract value.


No individual SIC or GIC exceeded 5% of the Master Trust's assets, except for a SIC with Transamerica Life with a balance of approximately $39,000 at December 31, 1997.

Cash and cash equivalents of the Master Trust are invested in a short-term investment fund managed by The Northern
Trust Company.

                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

In April 1991, Executive Life Insurance Company ("Executive Life"), the issuer of one of the guaranteed investment contracts then held by the Plan, was placed into conservator ship. The Company and the Plan entered into an agreement on August 1, 1991, whereby the Company was obligated to provide interest-free loans to the Plan for any amounts due under the guaranteed investment contract which Executive Life failed to pay. As of December 31, 1997, the Company had advanced to the Plan all amounts due under this contract. The Plan is obligated to repay the loans to the extent amounts are subsequently recovered from, or on behalf of, Executive Life, and any remaining balance will be forgiven by the Company. As of December 31, 1997, no additional recoveries from Executive Life are expected.

During 1997, certain assets of the Plan were transferred into other plans and from other plans of the Company as a result of employee transfers. There was no effect on any participant's accounts as a result of the transfers.


Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                     ---------------------------------------------------------------------------------------
MASTER TRUST NET ASSETS-1997
Assets
 Accrued Income                       $  1,082                                                                   $  1,082
 Cash and cash equivalents               2,247   $     47     $    11    $ 40,726   $     6  $    25               43,062
 Contributions receivable                  598        195         215         671        79       56    $    13     1,827
 Investments:
  Common stock                         189,068          -           -          -          -        -          -   189,068
  Investment contracts                       -          -           -     195,952         -        -          -   195,952
  Mutual funds                               -    131,723      46,727           -    10,219   34,639          -   223,308
  Loans to participants                      -          -           -           -         -        -     19,962    19,962
                                     ---------------------------------------------------------------------------------------
Master Trust net assets               $192,995   $131,965     $46,953    $237,349   $10,304  $34,720    $19,975  $674,261
                                     =======================================================================================

Portion of Master Trust
 allocable to the Plan                $183,957   $ 95,140     $33,618    $ 92,527   $ 8,151  $23,930    $10,405  $447,728
Percent                                     95%        72%         72%         39%       79%      69%        52%       66%


                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                     ---------------------------------------------------------------------------------------
MASTER TRUST NET ASSETS-1996
Assets
 Accrued Income                       $    997                                                                    $    997
 Cash and cash equivalents               2,213    $    48      $     3    $ 17,070  $    4   $     3                19,341
 Contributions receivable                  259        209          183         143      56       166                 1,016
 Investments:
  Common stock                         160,346          -            -           -       -         -               160,346
  Investment contracts                       -          -            -     220,145       -         -               220,145
  Mutual funds                               -     88,863       36,576           -   8,640    19,993               154,072
  Loans to participants                      -          -            -           -       -         -    $19,326     19,326
                                     ---------------------------------------------------------------------------------------
Total assets                           163,815     89,120       36,762     237,358   8,700    20,162     19,326    575,243

Liabilities
 Accounts payable                            1          -            -          12       -         -          -         13
                                     ---------------------------------------------------------------------------------------
Master Trust net assets               $163,814    $89,120      $36,762    $237,346  $8,700   $20,162    $19,326   $575,230
                                     =======================================================================================

Portion of Master Trust
 allocable to the Plan                $160,492    $72,197      $28,083    $ 98,641  $7,440   $15,366    $11,327   $393,546
Percent                                     98%        81%          76%         42%     86%       76%        59%        68%


                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

                                                                                              Small
                                                                                    Inter-   Capita-
                                       Reynolds  Diversified  Balanced   Interest  national  lization
                                         Stock     Equities  Investment   Income   Equities  Equities    Loan
                                         Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                     ---------------------------------------------------------------------------------------

CHANGES IN MASTER TRUST
ASSETS -1997
 Additions:
  Contributions from plans            $ 11,682     $ 13,182   $ 5,775    $ 28,736   $ 2,090  $ 4,979              $ 66,444
  Net realized and unrealized
   appreciation (depreciation)
   of investments                        9,977       29,085     6,564           -       109    6,267                52,002
  Interest and dividends                 4,107        1,976     1,427      15,552       135      549    $ 1,707     25,453
  Assets transferred into
   Master Trust                         11,809            -         -           -         -        -         25     11,834
                                     ---------------------------------------------------------------------------------------
                                        37,575       44,243    13,766     44,288      2,334   11,795      1,732    155,733
                                     ---------------------------------------------------------------------------------------
 Deductions:
  Distributions to plans                19,011        7,595     2,787     23,616        800    1,623      1,270     56,702
  Administrative expenses                    -            -         -          -          -        -          -          -
                                     ---------------------------------------------------------------------------------------
                                        19,011        7,595     2,787     23,616        800    1,623      1,270     56,702
 Interfund transfers-net                10,617        6,197      (788)   (20,669)        70    4,386        187          -
                                     ---------------------------------------------------------------------------------------
Net additions                           29,181       42,845    10,191          3      1,604   14,558        649     99,031

Master Trust net assets at
 beginning of period                   163,814       89,120    36,762    237,346      8,700   20,162     19,326    575,230
                                     ---------------------------------------------------------------------------------------
Master Trust net assets at end of
 period                               $192,995     $131,965   $46,953   $237,349    $10,304  $34,720    $19,975   $674,261
                                     =======================================================================================

                   Reynolds Metals Company
     Savings and Investment Plan for Salaried Employees

          Notes to Financial Statements (continued)



4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                               December 31,
                                              1997      1996
                                           ---------------------
Net assets available for benefits per the
 financial statements                       $447,728   $393,546

Amounts allocated to withdrawn participants      870        329
                                           ---------------------

Net assets available for benefits per the
 Form 5500                                  $446,858   $393,217
                                           =====================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                Year ended
                                                December 31,
                                                   1997
                                               --------------
Benefits paid to participants per the
 financial statements                            $41,405
Add:  Amounts allocated on Form 5500 to
 withdrawn participants in the current year          870
Less:  Amounts allocated on Form 5500 to
 withdrawn participants in the prior year           (329)
                                               --------------
Benefits paid to participants per the Form
 5500                                            $41,946
                                               ==============

5. Income Taxes

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code
(the "Code"). As long as the Plan continues to be qualified, under present Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or on any capital gains realized by it or on any unrealized appreciation of investments.

                       INDEX TO EXHIBITS



Exhibit A    Consent of Independent Auditors

                                                        EXHIBIT A



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees and in the related Prospectus of our report dated June 19, 1998, with respect to the financial statements of the Reynolds Metals Company Savings and Investment Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP



Richmond, Virginia
June 19, 1998